UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

TORNIER N.V.

(Name of Registrant as Specified In Its Charter)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 26, 2014.

Meeting Information
	Meeting Type:	Annual General Meeting
TORNIER N.V.	For holders as of:	May 2, 2014
	Date: June 26, 2014	Time: 9:00 AM CET
Location: Prins Bernhardplein 200
1097 JB Amsterdam The Netherlands

TORNIER N.V. PRINS BERNHARDPLEIN 200 1097 JB AMSTERDAM THE NETHERLANDS	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        ANNUAL REPORT ON FORM 10-K        DUTCH STATUTORY ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow     (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

                               1) BY INTERNET:         www.proxyvote.com

                               2) BY TELEPHONE:     1-800-579-1639

                               3) BY E-MAIL*:             sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow    (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 12, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow      (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1.	Election of two non-executive directors nominated by the Board of Directors		8.	Authorization of our Board of Directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for shares) until December 26, 2015, on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price per share (or depositary receipt) at the time of the transaction.
	1a.	Election of Alain Tornier for non-executive director. Mark “For” to elect Tornier.
	1b.	Election of Elizabeth H. Weatherman for non-executive director. Mark “For” to elect Weatherman.

2.	Approval, on an advisory basis, of the compensation of our named executive officers.		9.	Authorization of the Board of Directors to issue ordinary shares or grant rights to subscribe for ordinary shares up to our maximum authorized share capital at the time of the issue until June 26, 2019.
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2014.

4.	Appointment of E&Y Accountants LLP as our auditor for our Dutch statutory annual accounts for the fiscal year ending December 28, 2014.		10.	Authorization of the Board of Directors to resolve to exclude or restrict our shareholders’ pre-emptive rights under Dutch law with respect to the ordinary shares and rights to subscribe therefor that the Board of Directors may issue or grant pursuant to the authority in voting item 9 above until June 26, 2019.

5.	Adoption of our Dutch statutory annual accounts for the fiscal year ended December 29, 2013.		NOTE: In his discretion, upon such other matters as may properly come before the meeting.

6.	Authorization of the preparation of our Dutch statutory annual accounts and annual report of the Board of Directors required by Dutch law in the English language.		Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

7.	Release of the members of our Board of Directors from liability with respect to the exercise of their duties during the fiscal year ended December 29, 2013.

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